1 1 Investor Relations Supplement Q4 & Full - Year 2022 April 12, 2023 Exhibit 99.2

2 2 Safe Harbor Information This presentation contains certain “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . Any statements contained herein that are not statements of historical fact, including statements regarding the amounts to be received by iMedia Brands, Inc . (the “Company”) in connection with the debt reduction events, the Company's use of proceeds related thereto, the Company’s future available liquidity, the replacement of the Company’s senior asset - based lending credit facility, the Company's new DISH Network agreement, and the Company's expected performance for the remainder of fiscal 2023 and beyond are forward - looking . The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward - looking statements, although not all forward - looking statements contain these words . These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances . Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to) : variability in consumer preferences, shopping behaviors, spending and debt levels ; the general economic and credit environment ; interest rates ; seasonal variations in consumer purchasing activities ; the ability to achieve the most effective product category mixes to maximize sales and margin objectives ; competitive pressures on sales and sales promotions ; pricing and gross sales margins ; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations ; the Company’s ability to establish and maintain acceptable commercial terms with third - party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands ; the ability to manage operating expenses successfully and the Company’s working capital levels and liquidity availability ; the ability to remain compliant with the Company’s credit facilities covenants ; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company ; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns ; changes to the Company’s management and information systems infrastructure ; challenges to the Company’s data and information security ; changes in governmental or regulatory requirements, including without limitation regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings ; litigation or governmental proceedings affecting the Company’s operations ; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming ; disruptions in the Company’s distribution of its network broadcast to customers ; the Company’s ability to protect its intellectual property rights ; the Company’s ability to obtain and retain key executives and employees ; the Company’s ability to attract new customers and retain existing customers ; changes in shipping costs ; expenses related to the actions of activist or hostile shareholders ; the Company’s ability to offer new or innovative products and customer acceptance of the same ; changes in customer viewing habits of television programming ; logistics costs including the price of gasoline and transportation ; and the risks described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s most recent annual report on Form 10 - K, quarterly reports on Form 10 - Q, and current reports on Form 8 - K . Investors are cautioned not to place undue reliance on forward - looking statements, which speak only as of the date of this announcement . The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward - looking statements whether as a result of new information, future events or otherwise .

Executive Summary - 2021 & 2022 Achievements Position Company For a Strong 2023

2021
Transform Company's Growth Trajectory

Strategic: Acquired three businesses to drive transformation of the Company from an orphan underperforming TV network into a global media company operating four television networks that use its first-party data and cross-promotion to engage the same boomer-demographic consumer within multiple sales channels: t-commerce, e-commerce, digital advertising, and brick and mortar retail.

Financial: Every quarter in fiscal 2021 the Company met or beat consensus.

2022
Integrate 2021 Acquisitions & Strengthen Balance Sheet

The Company's Priorities at Capital Markets Day in Feb 2022: Integrate 2021 Acquisitions, Reduce Content Distribution Expense, and Strengthen the Company's Balance Sheet.

Integrate 2021 Acquisitions: Launched best-performing ShopHQ Networks' brands on 1-2-3.tv and completed 123tv integration despite war in Ukraine's continued impact on Europe. Launched 123tv auction widget on ShopHQ Networks. Expanded digital advertising offering to include OTT inventory and Company first-party data. Expanded Christopher & Banks retail footprint. Terminated underperforming Shaq partnership, which enables ShopHQ Networks' to engage more customers with its returning big brands from QVC & HSN: J Girard, Anushka and Gems En Vogue.

Reduce Content Distribution Expense: Successfully completed ShopHQ's DISH renewal in December after absorbing a seven-month disruption. Company now positioned to achieve company milestone in 2023 to reduce content distribution as a % of net sales.

Strengthen Balance Sheet: Successfully completed the Company's Debt Reduction Event in Q1 2023 that consisted of multiple transactions that reduced Company debt by $53 million. The Company's debt today is approximately $123 million, which is approximately 41% lower than the Company's $207 million debt level at the end of Q1 2022.

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4 4 1. Recent Debt Reduction Event (“DRE”) : On April 10 th the Company completed its Debt Reduction Event that was comprised of the simultaneous closing of multiple transactions that collectively reduced the Company’s debt by $ 53 million . The Company’s debt today is approximately $ 123 million, which is approximately 41 % lower than the Company’s $ 207 million debt level at the end of Q 1 2022 . 2. Q 4 Financial Performance : The Company and ABL Agent worked collaboratively during Q 4 to navigate an unexpected and material decline in the Company’s borrowing base availability . As part of that collaboration process, the Company shifted its focus to maximizing short - term cash optimization opportunities to fund principal loan repayments . This restricted the Company’s working capital and negatively impacted its Q 4 financial performance . See Slides 5 through 6 for details See Slides 7 through 13 for details Executive Summary - 2021 & 2022 Achievements Position Company For a Strong 2023

5 5 Debt Reduction Event – Multiple Simultaneous Transactions Closed on 4.10.23

6 6 Sources of Cash 1 . Sale Lease Back Net Proceeds $ 42 million 2 . PIPE Equity Raise $ 3 . 5 million Reductions of Debt 3 . 100 % of $ 28 . 5 million Green Lake Term Loan 4 . $ 12 million reduction of $ 20 million 123 . tv Seller Notes 5 . $ 12 million reduction of ABL loan balance Debt Reduction Event – Simultaneous Closings of Multiple Transactions $ in millions IMBI Debt Capitalization Interest Q1'2022 (4/30/2022) Q4'2022 (1/31/2023) 4/10/2023 Estimate 5 - Year Non - Amort Bonds 8.5% $80.0 $80.0 $80.0 Siena ABL 10.0% $61.1 $45.5 $29.0 123TV Seller Note 8.5% $20.0 $20.0 $7.0 Synacor Seller Note 8.5% $7.0 $4.0 $3.0 GCP Convertible Note 8.5% $10.6 $3.1 $3.1 Green Lake Real Estate Loan 10.0% $28.5 $28.5 $0.0 TOTAL DEBT $207.2 $181.1 $123 iMedia Board Members and CEO personally invested $300k in the PIPE Debt Reduction Event Overview

7 7 Q4 and Full - Year 2022 Financial Performance

8 8 Q4 and Full - Year 2022 Financial Performance Eight Quarters of Solid Year over Year Net Sales Performance Interrupted by Q4 2022 Liquidity Challenge • Q1 and Q2 Net Sales Growth Strong @ 27%. • Q3 Net Sales Performance Includes Negative Impact From Company’s DISH Disruption Regarding Cost Negotiations • Q4 Net Sales Performance Includes Negative Impact From Liquidity Challenge and Dish Disruption. 1Q20 1Q21 1Q22 2Q20 2Q21 2Q22 3Q20 3Q21 3Q22 4Q20 4Q21 4Q22 Net Sales $95.8 $113.2 $154.5 $124.5 $113.4 $133.2 $109.0 $130.7 $123.3 $124.8 $193.8 $133.5 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 Net Sales (in millions) Company’s largest Q4 decline in 20+ years Q 4 Net Sales declined $ 60 million compared to same prior year period, driven by two short - term events : • Q 4 Liquidity Challenge • ShopHQ Networks’ carriage disruptions designed to secure future cost reductions .

Private and Confidential | 9 Private and Confidential | 9 9 Q4 Liquidity Challenge = Company Repaid L enders $19 million in December & January – Pressured Working Capital t o Fund Ope rations Q4 and Full - Year 2022 Financial Performance

Private and Confidential | 10 Private and Confidential | 10 10 • Q 4 2022 Jewelry inventory purchases of $ 5 million were $ 6 million less than same prior year period, or a 55 % reduction . • Q 4 2022 Jewelry sales were $ 12 million, a $ 10 million decline compared to the same prior year period, or a 56 % reduction . • Jewelry Inventory in December was $ 7 million, which was $ 7 million lower than the same point prior year, a 50 % reduction . Q4 and Full - Year 2022 Financial Performance ShopHQ Could Not Fund Jewelry Receipts in Q4, which reduced ShopHQ’s most productive category ’s net sales and profitability

Private and Confidential | 11 Private and Confidential | 11 11 • Q 4 2022 Watches airtime increased 37 % over the same prior year period, to absorb reduction in airtime from the Jewelry category . • Q 4 2022 Watches productivity, or dollars per minute (DPM $ ), decreased 43 % over the same prior year period . Q4 and Full - Year 2022 Financial Performance ShopHQ Forced To Over - Rotate Watch Category To Compensate For Jewelry Decline, which reduced Watch Net Sales DPM By 43%.

Private and Confidential | 12 Private and Confidential | 12 12 Q4 and Full - Year 2022 Financial Performance iMDS Could Not Fund Payments To Advertisers & Publishers which reduced Its Q4 Win %, # of Publishers, Revenue Per Publisher, CPM & Net Sales 72 74 76 78 80 82 84 86 88 90 92 $- $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 August September October November December January Revenue # Publishers $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 0 100,000,000,000 200,000,000,000 300,000,000,000 400,000,000,000 500,000,000,000 600,000,000,000 Oct-22 Nov-22 Dec-22 Jan-23 Sum of Requests Sum of Revenue Digital Advertising - Syndication Supply Digital Advertising - Owned or Managed Supply

Q4 and Full-Year 2022 Financial Performance

We Believe We Are On The Right Path In Building Our Interactive Media Company.

Beginning in 2019, the Company established a growth strategy and entrepreneurial culture focused on operating four television networks - ShopHQ, 123tv, ShopBulldogTV, and ShopHQHealth - each of which have been uniquely crafted to focus on the same boomer-demographic consumer and to drive multiple revenue streams: T-Commerce, E-Commerce, Digital Advertising, OTT SaaS, and brick-and-mortar retail.

Our diversified revenue model and singular focus on one customer demographic enables us to accelerate the share growth of net sales from digital products and reduce the historical reliance on the sale of physical inventory products that require logistics expenses and working capital. This shift is important because it positions the Company to improve its margins and working capital, which in turn is expected to enable the Company to grow revenue in both robust and challenging macro-economic environments.

iMedia's Growth Strategy - Drive Sales Growth of Digital Products Rather Than Physical Products

	2020	2021	2022
T Commerce	$425,393	$471,571	$426,386
E Commerce	$22,389	$35,495	$48,624
Digital & TV Advertising	$0	$22,024	$45,530
OTT - SaaS & DTC	$2,254	$2,281	$1,553
VIP Program	$4,134	$9,763	$9,962
Brick & Mortar Retail	$0	$10,000	$12,500
Total iMedia Net Sales	**$454,170**	**$551,134**	**$544,555**
Net Sales Growth %	-9%	21%	-1%
% of Net Sales from Physical Inventory	99%	94%	90%
% of Net Sales from Digtial Products	1%	6%	10%
Our Growth Strategy's Impact: Gross Margin Target	36.8%	40.0%	42.0%
Gross Margin Actual	36.8%	40.4%	38.6%

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